Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to MicroVision, Inc.’s (“MicroVision”, “MVIS”, or the “Company”) acquisition of certain assets comprising the Light Detection and Ranging business (the “Luminar LiDAR Business”) from Luminar Technologies, Inc. (“Luminar”).

MicroVision entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) on January 26, 2026 with Luminar, pursuant to which MicroVision agreed to acquire from Luminar certain assets comprising the Luminar LiDAR Business, subject to certain closing conditions (the “Transaction”). On February 3, 2026, pursuant to the terms of the Asset Purchase Agreement, the Transaction was consummated (the “Closing”, and the date on which the Closing occurred, the “Closing Date”) and MicroVision paid total consideration of $33.2 million.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to the Transaction as if consummated as of December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Transaction as if it had occurred on January 1, 2025. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 are collectively referred to as the “Pro Forma Financial Information.”

The Pro Forma Financial Information is based upon the historical financial statements of MicroVision and the Luminar LiDAR Business and was prepared using the acquisition method of accounting. The Pro Forma Financial Information includes pro forma adjustments to the historical financial information of the Company that reflect the application of required accounting for the Transaction (the “Transaction Accounting Adjustments”). The Transaction Accounting Adjustments are based on available information and assumptions that the Company’s management believe are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

The Pro Forma Financial Information has been derived from, and should be read in conjunction with:

●	the audited historical consolidated financial statements of MicroVision as of and for the year ended December 31, 2025, which are included in MicroVision’s Annual Report on Form 10-K for the year ended December 31, 2025, and
●	the audited combined financial statements of the Luminar LiDAR Business as of and for the year ended December 31, 2025, which are filed as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with Article 11 of Regulation S-X, the Pro Forma Financial Information is provided for illustrative and informational purposes only and does not purport to represent what MicroVision’s financial condition or results of operations would have been had the Transaction occurred on the dates assumed, nor is it necessarily indicative of MicroVision’s future financial condition or results of operations. The Pro Forma Financial Information does not reflect any expected cost savings or operating synergies, or the costs to achieve any such benefits, that may result from the Transaction, nor does it reflect any revenue enhancements or reductions that could result from changes to existing commercial relationships. Please see Note 5 of the Notes to Unaudited Pro Forma Condensed Combined Financial Information for further discussion. In the opinion of management, all necessary adjustments to the Pro Forma Financial Information have been made. The Company and the Luminar LiDAR Business have not had any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the two parties.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2025

(in thousands)

	Historical MVIS	Historical Luminar LiDAR Business as Conformed	Transaction Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$32,363	$—	$(33,177)	3(a)	$41,657
			42,471	3(b)
Investment securities, available-for-sale	42,471	—	(42,471)	3(b)	—
Restricted cash, current	497	—	—		497
Accounts receivable, net of allowances	47	2,711	(2,711)	3(c)	47
Inventory	745	3,497	303	3(d)	4,545
Other current assets	4,989	10,854	(10,854)	3(c)	4,989
Total current assets	81,112	17,062	(46,439)		51,735
Property and equipment, net	4,280	31,626	(18,426)	3(e)	17,480
Operating lease right-of-use assets	14,075	12,084	(7,860)	3(f)	18,299
Restricted cash, net of current portion	1,204	—	—		1,204
Intangible assets, net	32	6,792	5,708	3(g)	12,532
Goodwill	—	1,750	1,927	3(h)	3,677
Other assets	2,416	3,440	(3,440)	3(c)	2,416
Total assets	$103,119	$72,754	$(68,530)		$107,343

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,628	$277	$(277)	3(c)	$1,628
Accrued liabilities	5,426	6,953	(6,953)	3(c)	7,881
			2,455	3(i)
Notes payable, current	19,212	—	—		19,212
Operating lease liabilities, current	3,481	931	154	3(f)	4,566
Finance lease liabilities, current	14	—	—		14
Other current liabilities	388	3,063	(3,063)	3(c)	388
Total current liabilities	30,149	11,224	(7,684)		33,689
Warrant liability	1,875	—	—		1,875
Operating lease liabilities, net of current portion	14,034	2,273	866	3(f)	17,173
Finance lease liabilities, net of current portion	27	—	—		27
Other long-term liabilities	1,486	184	(184)	3(c)	1,486
Liabilities subject to compromise	—	78,418	(78,418)	3(c)	—
Total liabilities	47,571	92,099	(85,420)		54,250
Commitments and contingencies
Shareholders’ equity
Common stock	306	—	—		306
Additional paid-in capital	1,011,835	—	—		1,011,835
Accumulated other comprehensive income	669	—	—		669
Accumulated deficit	(957,262)	—	(2,455)	3(i)	(959,717)
Net parent investment	—	(19,345)	19,345	3(c)	—
Total shareholders’ equity	55,548	(19,345)	16,890		53,093
Total liabilities and shareholders’ equity	$103,119	$72,754	$(68,530)		$107,343

See notes to unaudited pro forma condensed combined financial information

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2025

(in thousands, except per share amounts)

	Historical MVIS	Historical Luminar LiDAR Business as Conformed	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenue	$1,208	$40,976	$(13,531)	4(a)	$28,653
Cost of revenue	18,548	120,754	(870)	4(b)	134,388
			303	4(c)
			(4,347)	4(e)
Gross loss	(17,340)	(79,778)	(8,617)		(105,735)
Research and development expense	31,720	135,577	(29,891)	4(a)	133,669
			(1,148)	4(d)
			(2,589)	4(e)
Sales, marketing, general and administrative expense	20,325	31,805	(4,715)	4(b)	49,587
			(283)	4(e)
			2,455	4(f)
Impairment loss on intangible assets	10,057	—	—		10,057
Impairment loss on operating lease right-of-use assets	1,201	1,125	—		2,326
Impairment loss on property and equipment, net	2,185	5,265	—		7,450
Restructuring and other costs	—	21,713	—		21,713
Total operating expenses	65,488	195,485	(36,171)		224,802
Loss from operations	(82,828)	(275,263)	27,554		(330,537)
Interest expense	(18,531)	—	—		(18,531)
Unrealized gain on derivative liability	5,709	—	—		5,709
Unrealized gain on warrant liability	4,422	—	—		4,422
Realized loss on debt extinguishment	(4,654)	—	—		(4,654)
Reorganization items	—	(3,450)	—		(3,450)
Other income (expense)	817	(640)	829	4(b)	1,006
Net loss before taxes	$(95,065)	$(279,353)	$28,383		$(346,035)
Income tax benefit (expense)	84	(1,365)	(5,960)	4(g)	(7,241)
Net loss	$(94,981)	$(280,718)	$22,423		$(353,276)

Net loss per share - basic and diluted	$(0.35)				$(1.29)
Weighted average shares outstanding - basic and diluted	273,136				273,136

See notes to unaudited pro forma condensed combined financial information

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Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Historical Luminar LiDAR Business

Certain reclassification adjustments have been made to conform the historical financial statement presentation of the Luminar LiDAR Business to the Company’s historical financial statement presentation. Aside from the reclassification adjustments identified herein, the Company is not aware of any material differences between the financial statement presentation of the Company and the Luminar LiDAR Business.

Based on the information currently available, the Company has determined on a preliminary basis that no significant adjustments are necessary to conform the combined financial statements of the Luminar LiDAR Business to the accounting policies used by the Company.

The following reflects the reclassification adjustments made to present the historical combined balance sheet of the Luminar LiDAR Business as of December 31, 2025 in conformity with that of the Company:

Luminar LiDAR Business

Combined Balance Sheet

As of December 31, 2025

(In thousands)

Presentation in Historical Financial Statements	Conformance with MVIS Presentation	Luminar LiDAR Business Historical	Reclassification	Note	Historical Luminar LiDAR Business as Conformed
Assets
Accounts receivable	Accounts receivable, net of allowances	$2,711	$—		$2,711
Inventory	Inventory	3,497	—		3,497
Prepaid expenses and other current assets	Other current assets	10,854	—		10,854
Property and equipment, net	Property and equipment, net	31,626	—		31,626
Operating lease right-of-use assets	Operating lease right-of-use assets	12,084	—		12,084
Goodwill	Goodwill	1,750	—		1,750
Intangible assets, net	Intangible assets, net	6,792	—		6,792
Other non-current assets	Other assets	3,440	—		3,440
Total Assets		$72,754	$—		$72,754
Liabilities
Accounts payable	Accounts payable	$277	$—		$277
Accrued and other current liabilities	Accrued liabilities	10,016	(3,063)	1(a)	6,953
Operating lease liabilities	Operating lease liabilities, current	931	—		931
	Other current liabilities	—	3,063	1(a)	3,063
Operating lease liabilities, non-current	Operating lease liabilities, net of current portion	2,273	—		2,273
Other non-current liabilities	Other long-term liabilities	184	—		184
Liabilities subject to compromise	Liabilities subject to compromise	78,418	—		78,418
Total Liabilities		92,099	—		92,099
Equity
Net Parent Investment		(19,345)	—		(19,345)
Total Equity		(19,345)	—		(19,345)
Total Liabilities and Equity		$72,754	$—		$72,754

1(a)	Represents the reclassification of the Luminar LiDAR Business balances from “Accrued liabilities and other current liabilities” to “Other current liabilities” to conform to MicroVision’s historical presentation.

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The following reclassification adjustments were made to present the historical combined statement of the operations of the Luminar LiDAR Business for the year ended December 31, 2025 in conformity with that of the Company:

Luminar LiDAR Business

Combined Statement of Operations

For the Year Ended December 31, 2025

(In thousands)

Presentation in Historical Financial Statements	Conformance with MVIS Presentation	Luminar LiDAR Business Historical	Reclassification	Note	Historical Luminar LiDAR Business as Conformed
Revenue	Revenue	$40,976	$—		$40,976
Cost of sales	Cost of revenue	120,754	—		120,754
Gross loss	Gross loss	$(79,778)	$—		(79,778)
Operating expenses:
Research and development	Research and development expense	135,577	—		135,577
Sales and marketing	Sales, marketing, general and administrative expense	13,902	17,903	1(b)	31,805
General and administrative expenses		17,903	(17,903)	1(b)	—
	Impairment loss on operating lease right-of-use assets	—	1,125	1(c)	1,125
Impairment of long-lived assets	Impairment loss on property and equipment, net	6,390	(1,125)	1(c)	5,265
Restructuring and other costs	Restructuring and other costs	21,713	—		21,713
Total operating expenses	Total operating expenses	195,485	—		195,485
Loss from operations	Loss from operations	(275,263)	—		(275,263)
Other income (expense), net	Other income (expense)	(640)	—		(640)
Reorganization items	Reorganization items	(3,450)	—		(3,450)
Provision for income taxes	Income tax benefit (expense)	(1,365)	—		(1,365)
Net loss	Net loss	$(280,718)	$—		$(280,718)

1(b)	Represents the reclassification of the Luminar LiDAR Business’ “General and administrative expenses” amounts to “Sales, marketing, general and administrative expense” to conform to MicroVision’s historical presentation.

1(c)	Represents the reclassification of the Luminar LiDAR Business’ impairment loss on operating lease right-of-use assets from “Impairment of long-lived assets” to “Impairment loss on operating lease right-of-use assets” to conform to MicroVision’s historical presentation.

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2. Preliminary Purchase Price Allocation

The Pro Forma Financial Information is based upon the historical financial statements of MicroVision and the Luminar LiDAR Business and was prepared using the acquisition method of accounting. Under the acquisition method of accounting, the purchase price is allocated to the assets acquired and the liabilities assumed based on their estimated fair values. The purchase price allocation is preliminary and is subject to change prior to finalization, which may result from additional information becoming available and additional analyses being performed on these acquired assets and assumed liabilities. The final purchase price allocation could result in material differences, which could have a material impact on the accompanying Pro Forma Financial Information

The table below represents the preliminary calculation of purchase consideration for the purposes of the Pro Forma Financial Information.

(in thousands)	Amount
Closing payment	$29,700
Payment for cure costs at closing	177
Release of escrowed funds to debtors	3,300
Total Purchase Consideration	$33,177

As part of the Transaction, MicroVision agreed to pay $0.2 million to a lessor of the Luminar LiDAR Business in order to cure an existing Luminar LiDAR Business lease obligation associated with one of the leases acquired.

The following table presents a preliminary allocation of the purchase consideration to the fair values of the identifiable assets acquired and liabilities assumed from the Luminar LiDAR Business, based on the combined balance sheet of the Luminar LiDAR Business as of December 31, 2025, as adjusted for reclassification adjustments as well as acquisition accounting adjustments shown below. The Transaction resulted in a step-up or step-down to fair value for tax purposes such that no acquisition-date deferred tax effect applies to the assets acquired.

(in thousands)	December 31, 2025
Total Purchase Consideration for Luminar LiDAR Business Acquisition	$33,177

Inventory	3,800
Property and equipment, net	13,200
Operating lease right-of-use assets	4,224
Intangible assets, net	12,500
Total estimated fair value of assets acquired	$33,724

Operating lease liabilities, current	$1,085
Operating lease liabilities, net of current portion	3,139
Total estimated fair value of liabilities assumed	$4,224

Estimated net assets acquired	$29,500
Goodwill	$3,677

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3. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the adjustment related to the cash consideration paid by MicroVision for the acquisition of the Luminar LiDAR Business.

(b)	Prior to the Transaction’s closing, the Company sold investment securities in order to fund the Transaction. This adjustment represents the cash received upon the sale of the investment securities.

(c)	Represents the elimination of the historical assets of the Luminar LiDAR Business that were not acquired and liabilities not assumed, and the elimination of the net parent investment balance in accordance with the acquisition method of accounting.

(d)	Represents the adjustment related to the preliminary fair value step up of inventory of the Luminar LiDAR Business.

(in thousands)	Preliminary Fair Value
Raw Materials	$2,098
Finished Goods	1,702
Total inventory	3,800
Less: Historical book value of inventory	(3,497)
Pro forma adjustment	$303

The fair value adjustment to inventories is estimated to be expensed within one year from the Transaction Close, based on the expected inventory turnover, as further described in Note 4(c) in these notes to the Pro Forma Financial Information.

(e)	Represents the adjustment to the estimated fair value of property and equipment acquired in the Transaction and elimination of property and equipment not acquired.

(in thousands)	Preliminary Fair Value	Estimated Average Useful Life (in Years)
Estimated fair value of property and equipment	13,200	3
Less: Historical book value of Luminar LiDAR Business property and equipment	(31,626)
Pro forma adjustment	(18,426)

The depreciation expense related to these assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations, as further described in Note 4(e) in these notes to the Pro Forma Financial Information.

(f)	Represents the adjustment related to remeasurement of the acquired leases as of the Transaction closing date. The Company has measured the lease liabilities at the present value of the remaining lease payments, as if the acquired leases were new leases. This includes lease payments for renewal options that the Company is reasonably certain to exercise. The associated right-of-use assets were remeasured at the same amount as the lease liability. At this time, management has not identified any material favorable or unfavorable terms in the acquired leases.

(g)	Represents the adjustment to the estimated fair value of intangible assets acquired in the Transaction. Preliminary identifiable intangible assets in the Pro Forma Financial Information are provided in the table below:

(in thousands)	Preliminary Fair Value	Estimated Average Useful Life (in Years)
Customer relationships	$3,100	10
Developed technology	9,400	10
Total intangibles assets	$12,500
Less: Historical book value of Luminar LiDAR Business intangibles	(6,792)
Pro forma adjustment	$5,708

The straight-line amortization related to these identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations, as further described in Note 4(d) in these notes to the Pro forma Financial Information.

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(h)	Represents the adjustment to the preliminary estimate of goodwill as part of the Transaction, offset by the elimination of historical goodwill. Goodwill represents the excess of total consideration over the preliminary fair value of assets acquired and liabilities assumed.

(in thousands)	As of December 31, 2025
Estimated goodwill (i)	$3,677
Less: Elimination of Luminar LiDAR Business’ historical goodwill	(1,750)
Pro forma adjustment	$1,927

(i) Refer to Note 2 in these notes to the Pro Forma Financial Information for more details.

(i)	MicroVision has incurred or is expecting to incur $2.5 million of non-recurring transaction costs after December 31, 2025. These costs primarily consist of acquisition related professional fees and are recorded as accrued liabilities.

4. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Represents the adjustment to eliminate the historical revenue and operating expenses attributable to the Luminar LiDAR Business’ data and insurance business operations, which were not acquired by MicroVision. In the Luminar LiDAR Business’ financial statements, expenses associated with these operations were classified as research and development expense, rather than cost of revenue, consistent with how such activities were managed and reported. As a result, the elimination of these operations reduces pro forma revenue without a corresponding reduction to cost of revenue, which has an unfavorable impact on pro forma gross profit. No reclassification of these expenses have been made in the Pro Forma Financial Information, as doing so would not accurately reflect the historical cost structure of the Luminar LiDAR Business.

(in thousands)	For the Year Ended December 31, 2025
Revenue	$(13,531)
Research and development expense	(29,891)

Please see Note 5 of the Notes to Unaudited Pro Forma Condensed Combined Financial Information for further discussion regarding Pro Forma Combined Revenue.

(b)	Represents the adjustment to eliminate historical income and expenses related to leases not acquired by MicroVision, including a net gain on lease modifications relating to leases not acquired recorded to “Other income (expense)”.

(in thousands)	For the Year Ended December 31, 2025
Cost of revenue	(870)
Sales, marketing, general and administrative expense	(4,715)
Other income (expense)	829

(c)	Represents the additional cost of revenue of $0.3 million recognized in connection with the step-up of inventory to fair value. MicroVision will recognize the increased value of inventory in cost of revenue as the inventory is sold, which is expected to occur within one year from the Transaction close.

(d)	Represents the adjustment to eliminate historical amortization expense and recognize new amortization expense related to identifiable intangible assets based on the estimated fair value. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible assets and the associated estimated useful life as discussed in Note 3(g) above and is included under the research and development expense line item on the Pro Forma Financial Information.

(in thousands)	For the Year Ended December 31, 2025
Estimated amortization expense of finite lived intangibles	$1,250
Less: Historical Luminar LiDAR Business amortization	(2,398)
Pro forma adjustment	$(1,148)

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(e)	Represents the adjustment to record elimination of historical depreciation expense and recognition of new depreciation expense related to identifiable property and equipment based on the estimated fair value. The depreciation of property and equipment is based on the estimated remaining useful lives of the assets as discussed in Note 3(e) above.

(in thousands)	For the Year Ended December 31, 2025
Estimated depreciation expense of property and equipment	$4,400
Less: Historical Luminar LiDAR Business depreciation	(11,619)
Pro forma adjustment	$(7,219)

The below table represents the adjustment recorded in various line items on the unaudited pro forma condensed combined statement of operations:

(in thousands)	For the Year Ended December 31, 2025
Cost of revenue	$(4,347)
Research and development expense	(2,589)
Sales, marketing, general and administrative expense	(283)

(f)	Represents the adjustment related to transaction costs associated with the Transaction, as discussed in Note 3(i) above. These transaction costs have been expensed under Sales, marketing, general and administrative expense.

(g)	The income tax impact of the pro forma adjustments utilizes blended statutory income tax rates in effect of 21.0% for the year ended December 31, 2025. The effective tax rate of MicroVision following the Transaction could be significantly different depending on post-acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined statement of operations are estimated, the blended rate will likely vary from the actual effective tax rate in periods subsequent to the completion of the Transaction.

5. Commercial Relationships and Revenue Expectations

The Company anticipates significant differences between financial and operating performance of the LiDAR Business as historically conducted and as expected to be conducted by MicroVision. In particular, a significant automotive customer accounted for a material portion of revenue in the historical financial statements of the Luminar LiDAR Business. The contract associated with that revenue was terminated by the customer in the fourth quarter of fiscal year 2025.

Since the closing of the transaction pursuant to the Asset Purchase Agreement, the Company has been working to repair certain customer relationships and build trust with commercial partners that had been engaged with the Luminar LiDAR Business, and establishing commercially acceptable terms with these partners. However, none of the customer contracts that had generated revenue for the Luminar LiDAR Business prior to Closing were effectively transferred to the Company. The Pro Forma Financial Information is not intended to represent forward-looking financial results and does not attempt to reflect the outcome of the Company’s efforts and expectations of future commercial engagements.

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